Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Franklin Covey Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.05 per share	Other	1,000,000	$46.41	$46,410,000.00	0.0000927	$4,302.21
Total Offering Amounts					$46,410,000.00		$4,302.21
Total Fee Offsets							$0.00
Net Fee Due							$4,302.21

(1)

Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also relates to such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plan.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, on the basis of the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on February 1, 2022.